UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State of incorporation or organization)	(IRS employer identification no.)

801 Cherry Street Suite 3500 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.250% Senior Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-206678

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to $1,250,000,000 aggregate amount of 5.250% Senior Notes due 2026 (the “Notes”) issued by General Motors Financial Company, Inc. (the “Company”). The Notes are described under the heading “Description of the Notes” included in the Company’s prospectus supplement dated February 25, 2016, as filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3, as amended (File No. 333- 206678), which became effective on August 31, 2015, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of General Motors Financial Company, Inc. incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010.

3.2	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.) incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.1	Indenture, dated October 13, 2015, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.

4.2	Fifth Supplemental Indenture, dated March 1, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 5.250% Senior Notes due 2026, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016.

4.3	Form of Global Note for General Motors Financial Company, Inc.’s 5.250% Senior Notes due 2026 incorporated herein by reference to Exhibit 4.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 24, 2016	GENERAL MOTORS FINANCIAL COMPANY, INC. (Registrant)

	By:	/s/ CHRIS A. CHOATE
	Name:	Chris A. Choate
	Title:	Executive Vice President and Chief Financial Officer